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                          National Propane Corporation
                                    IES Tower
                       200 First Street, S.E., Suite 1700
                            Cedar Rapids, Iowa 52401
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                                                   June 6, 1996



Mr. Ronald D. Paliughi
National Propane Corporation
IES Tower
200 First Street, S.E., Suite 1700
Cedar Rapids, Iowa  52401

Dear Ron:

                Reference is made to the employment agreement dated as of April 24, 1993, as amended (the "Employment Agreement") between you and National Propane Corporation. As we have agreed, in lieu of the provisions of the second sentence of Article I, Section 2 of the Employment Agreement, the Term (as defined in the Employment Agreement) shall be extended to January 2, 1998 and the provisions of such second sentence shall be deleted from the Employment Agreement and shall be of no further force and effect. In addition, the base salary payable to you under the Employment Agreement shall be increased to $300,000 per annum, effective June 15, 1996.

                Except as provided for herein, the Employment Agreement shall remain in full force and effect.

                If you are in agreement with the foregoing, please sign this letter in the space provided below.

                                Very truly yours,



            NELSON PELTZ                                      PETER W. MAY
        Nelson Peltz, Director                            Peter W. May, Director


AGREED TO AND ACCEPTED


RONALD D. PALIUGHI
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Ronald D. Paliughi


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